Exhibit 4.2

FORM OF SERIES SUPPLEMENT

TRUST CERTIFICATES SERIES [      ]

SERIES SUPPLEMENT

between

MERRILL LYNCH DEPOSITOR, INC.,

as Depositor,

and

THE BANK OF NEW YORK MELLON,

as Trustee and Securities Intermediary

Dated as of [      ]

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SERIES SUPPLEMENT, dated as of [      ] (the “Supplement”), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation (the “Depositor”), THE BANK OF NEW YORK MELLON, a New York corporation, ( the “Trustee”) and (the “Securities Intermediary”).

W I T N E S S E T H:

WHEREAS, the Depositor desires to create the Trust designated herein (the “Trust”) by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of [      ], 2012 (the “Standard Terms” and, together with this Supplement, the “Trust Agreement”), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for (a) the issuance of (i) the Certificates evidencing undivided interests in the Trust and (ii) Call Rights and (b) entering into a swap transaction in the form of an ISDA Master Agreement and schedule with the Swap Counterparty (the “Swap Agreement”) attached as Schedule II;

WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust;

WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder; and

WHEREAS, the Depositor and the Trust agree that the Trust should enter into the Swap Agreement with the Swap Counterparty identified herein on the terms and conditions specified on Schedule II;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

Section 1.      Incorporation of Standard Terms. (a) All of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

(b)               Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

[“Allocation Ratio”: The ratio of the Class A Allocation to the Class B Allocation. Voting Rights, Liquidation Proceeds, Realized Losses and Extraordinary Trust Expenses shall be allocated between Class A Certificateholders and Class B Certificateholders in accordance with the Allocation Ratio and, within each Class, each of the foregoing rights and obligations shall be allocated to Certificateholders in accordance with their pro rata interests in such Class.]

“Authorized Denomination”: With respect to Certificates, an aggregate stated and/or notional principal amount of $[1,000], as applicable.

“Business Day”: Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

“Calculation Agent”: [      ]

“Call Date”: Any Business Day that a Call Holder designates as a Call Date

(i)                 on or after [ ];

(ii)               at any time after the announcement of any redemption or any other unscheduled payment of the Underlying Securities; provided that if a Call Right is to be exercised after the announcement of any redemption or any other unscheduled payment of the Underlying Securities and prior to such redemption or any other unscheduled payment, then the Call Date designated by the Call Holder must be the second Business Day prior to such redemption of the Underlying Securities or unscheduled payment;

(iii)             at any time after receipt by the Call Holder of notice of the termination of the Trust;

(iv)             [at any time during the ten days following receipt by the Call Holder of notice from the Trustee that a Failure to File Event has occurred;]

(v)               at any time during the 27 days following the date upon which there has occurred a payment default;

(vi)             at any time in the case of a tender offer for the Underlying Securities, a Call Holder is deemed to designate as a Call Date pursuant to Section 2.02(i)(iv) of the Warrant Agreement; or

(vii)           at any time upon an acceleration of the maturity of the Underlying Securities and payment in full or in part by the Underlying Securities Issuer [or [each of] the Underlying Securities Guarantor[s]] of all amounts when due, including at any time deemed a Call Date in connection with an automatic exercise of Call Rights as provided in clause (b)(i) of the definition of “Distribution Election.”

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“Call Holder”: The holder of a [Class A] Call Right [or a Class B Right.]

[“Call Option”: The [Call Right].]

[“Call Price”: The Class A Call Price and the Class B Call Price.]

[“Call Right”: The Class A Call Right and the Class B Call Right.]

[“Certificates”: All [      ] Class A Certificates and [      ] Class B Certificates.]

[“Class A Allocation”: The present value calculated by the Calculation Agent (discounted at the rate of [      ]% per annum) of (i) the unpaid interest, except for the Class B Payments, due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities are paid in full when due and are not accelerated or redeemed prior to their stated maturity).]

“[Class A] Call Price”: Means the stated amount per [Class A] Certificate being called plus any accrued and unpaid interest on each [Class A] Certificate being called to the Call Date; provided, however, that if the Call Right is exercised before [   ] and a redemption of the underlying securities has been announced, then the Call Price will be equal to the sum of the Swap Termination Payment, if any, payable by the Trust to the Swap Counterparty and 101% of the stated amount per [Class A] Certificate being called plus any accrued and unpaid interest on each [Class A] Certificate being called to the Call Date. Any payments of interest on the Call Date by the Trust to the applicable [Class A] Certificateholder shall be excluded.

“[Class A] Call Right”: The right, but not the obligation, pursuant to the Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) of one or more Call Holders to purchase from the [Class A] Certificateholders on a Call Date some or all, of the [Class A] Certificates for the Call Price.

[“Class A Certificate Account”: The Certificate Account established for the Class A Certificateholders.]

“[Class A] Certificates”: The Certificates issued by the Trust in a stated amount of $25 per trust certificate, entitled to receive on each Distribution Date until and including the Final Scheduled Distribution Date, distributions at a rate of [   ]% per annum on the stated amount of the [Class A] Certificates and a cash distribution of the principal amount of the Underlying Securities on the Final Scheduled Distribution Date and such other distributions as described herein.

[“Class B Allocation”: The sum of the present values (discounted at a rate of [      ]% per annum) of the Class B Payments (assuming for purposes hereof, that the Underlying Securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date).]

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[“Class B Call Price”: Means the sum of the present values, discounted at a rate of [      ]% per annum, of the unpaid distributions due, or to become due, in respect of the Class B Payments to be made on each Class B Certificate being called on or after the Call Date (assuming for purposes hereof, that the Underlying Securities are paid in full on their stated maturity date, and no portion thereof is accelerated or redeemed prior to such date). Any payments of interest on the Call Date by the Trust to the applicable Class B Certificateholder shall be excluded.]

[Class B Call Right”: The right, but not the obligation, pursuant to the Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) of one or more Call Holders to purchase from the Class B Certificateholders on a Call Date some or all of the Class B Certificates for the Class B Call Price.]

[“Class B Certificate Account”: The Certificate Account established for the Class B Certificateholders.]

[“Class B Certificates”: The Certificates issued by the Trust with the right to receive, on each Distribution Date, commencing on [      ], [      ] and ending on the Final Scheduled Distribution Date, a distribution of [      ]% per annum of the aggregate notional principal amount of the Class B Certificates and such other distributions as described herein.]

[“Class B Payments” will have the meaning given to it in Section 2(d).]

“Closing Date”: [   ].

“Collection Period”: (i) With respect to each [   ] Distribution Date, the period beginning on and including the [   ] Distribution Date of the current year and ending on the day immediately preceding the [   ] Distribution Date, and (ii) with respect to each [   ] Distribution Date, the period beginning on the [   ] Distribution Date of the prior year and ending on the day immediately preceding the [   ] Distribution Date, inclusive, except for the [   ] Distribution Date, as to which the Collection Period shall be the period beginning on the [Cut-off]/[Closing] Date and ending on the day immediately preceding [   ] Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 8(c) hereof.

“Commission”: The United States Securities and Exchange Commission.

“Comparable Treasury Issue”: With respect to any redemption date, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Underlying Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Underlying Securities.

“Comparable Treasury Price”: With respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if

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the Underlying Securities trustee is provided fewer than five Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Corporate Trust Office”: The office of the Trustee located at [●], Attention: [      ]; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at [●].

[Cut-off Date”: [      ].]

“Delivery Certificates” has the meaning given to it in Section 2.02 of the Warrant Agreement.

“Depository”: The Depository Trust Company, its nominees and their respective successors.

“Distribution Date”: (a) [      ] and [      ] of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on [      ] and ending on the Final Scheduled Distribution Date or (b) any date on which a distribution is made in connection with a Liquidation Event or a Trust Wind-Up Event.

“Distribution Election”: Subject to clause (d) of this definition, if a Liquidation Event or Trust Wind-Up Event has occurred [Call Holders may exercise their Call Rights in accordance with the Warrant Agreement and the proceeds from any such exercise will be distributed [to pay any related Swap Termination Payment to the Swap Counterparty and then, together with any Swap Termination Payment received from the Swap Counterparty,] pro rata to the Certificateholders in an amount equal to the Call Price in accordance with Section 4. If the Call Holders do not exercise their Call Rights] then:

(a)               If there occurs a Liquidation Event or a Trust Wind-Up Event (other than a Failure to File Event), then the Trustee, upon receiving from the Underlying Securities Issuer or the paying agent written notice of such event, shall, on or immediately after the 30th day after such event, direct the Market Agent to sell the Affected Underlying Securities [and a pro rata portion of the Related Assets held by the Trust], in accordance with the Sale Procedures (provided that the Market Agent shall solicit not less than three bidders for such Underlying Securities), and the Liquidation Proceeds, if any, shall be distributed in accordance with Section 4.

(b)               If, prior to the day on which the Market Agent sells the Underlying Securities pursuant to paragraph (a) above, there occurs (and the Trustee receives notice of such occurrence) an acceleration of the maturity of the Underlying Securities and the Underlying Securities are declared to be immediately due and payable in accordance with the Underlying Securities Indenture:

(i)                 If the Underlying Securities Issuer [or [each of] the Underlying Securities Guarantor[s]] makes full payment of all amounts when due, and such payment exceeds [the sum of (x)] [any related Swap Termination Payment payable by the Trust to the Swap Counterparty [and]/[,] (y) the aggregate stated amount of the [Class A] Certificates plus any accrued and unpaid distributions to

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the date of such payment [and [(z)] the sum of the present values, discounted at the rate of [      ]% per year, of the unpaid payments due, or to become due, in respect of the Class B Payments to be made on the Class B Certificates on or after the date of payment (assuming, for purposes of such calculation, that the Underlying Securities would have been paid in full at their stated maturity, that such acceleration had not occurred, and that no portion thereof would have been redeemed prior to such maturity date) then]/[,] all holders of outstanding Call Rights will be deemed to have exercised their Call Rights automatically, and the Trustee, upon receiving such acceleration proceeds from the Underlying Securities Issuer, shall, on the first Business Day following receipt of such acceleration proceeds distribute such acceleration proceeds in accordance with Section 4.

(ii)               if the Underlying Securities Issuer [or [each of] the Underlying Securities Guarantor[s]] makes a partial payment of all amounts when due, then the Trustee, upon receiving such payment, shall direct the Market Agent to sell any remaining Underlying Securities in the manner set forth in clause (a) of this definition above and, in each case, distribute the proceeds of such payment and the proceeds of any such sale of the Underlying Securities [together with any Swap Termination Payment received from the Swap Counterparty] in accordance with Section 4.

(iii)             if the Underlying Securities Issuer [or [each of] the Underlying Securities Guarantor[s]] fails to make such payment when due, then the Trustee, upon receiving notice of such failure to make payment, shall immediately direct the Market Agent to sell all Underlying Securities and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, any Liquidation Proceeds [and any Swap Termination Payment received from the Swap Counterparty,] shall be distributed in accordance with Section 4.

(c)                If a Failure to File Event occurs, then the Trustee will make distributions in accordance with Section 4.

(d) [Upon receiving (A) notice of an acceleration of the date of maturity of the Underlying Securities and the Underlying Securities Issuer’s partial payment of all amounts when due as described in subsection (ii) of clause (b) above, or (B) notice of the events set forth in clause (c) above, the Trustee shall, 10 days prior to the exercise of any remedy, provide written notice of the termination of the Trust to the Call Holders [and the Swap Counterparty]. Notwithstanding subsection (ii) of clause (b) and clause (c), the Trustee shall not distribute any such partial payment, Underlying Securities or Related Assets to any [Swap Counterparty or] Certificateholders before the earlier of (i) the expiration of the 10 day notice of termination period and (ii) receipt by the Trust of notice of all Call Holders’ election to exercise their Class A Call Right or Class B Call Right, as applicable. If less than all outstanding Class A Call Rights or Class B Call Rights are exercised, upon receiving such notice of election, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) for purchase by such exercising Call Holders in the case of the Class A Certificates the stated amount of Class A Certificates equal to the stated amount of Class A Call Rights being exercised multiplied by

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the aggregate stated amount of the outstanding Class A Certificates not subject to Delivery Certificates divided by the aggregate stated amount of the outstanding Class A Call Rights or, in the case of Class B Certificates, the aggregate notional principal amount of Class B Certificates equal to the aggregate notional principal amount of the Class B Call Rights being exercised]/[Upon receiving notice of the events set forth in clause (a), (b) or (c) above, the Trustee shall, in the case of clause (a) above, at least 27 days, and in the case of clause (b) and (c) above, 10 days prior to the exercise of any remedy, provide written notice of the termination of the Trust to the Warrant Agent [and the Swap Counterparty]. Notwithstanding any provisions set forth above in clause (a), (b) or (c) the Trustee shall not distribute any such payment, Underlying Securities or Related Assets to any Certificateholders [or Swap Counterparty] before the earlier of (i) the expiration of the 27-day or 10-day, as applicable, notice of termination period, and (ii) receipt by the Trust of notice of all Call Holders’ election to exercise their Call Right. If fewer than all outstanding Call Rights are exercised, upon receiving such notice of election, the Trustee shall select the Certificates to be purchased on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of Global Certificates, the Trustee will direct the Depository to select Certificates based on the Depository's method that most nearly approximates pro rata selection) for purchase by such exercising Call Holders the stated amount of Certificates equal to the stated amount of Call Rights being exercised] [multiplied by the aggregate [stated]/[notional principal] amount of the outstanding [Class B] Certificates not subject to Delivery Certificates divided by the aggregate [stated]/[notional principal] amount of the outstanding [Class B] Call Rights]. The Certificateholders of the Certificates to be purchased shall not be entitled to any right other than the right to receive payment of an amount equal to the [applicable] Call Price on the date the [applicable] Call Rights are exercised, and such Certificates shall be deemed to have been automatically surrendered by the Certificateholders to the Trust for further transfer to the exercising Call Holders. The share of the payment, Underlying Securities and Related Assets [and proceeds] to be distributed with respect to such called Certificates shall be distributed to the exercising Call Holders [(after any related Swap Termination Payment has been paid, as described above)]. In the case of a sale by the Market Agent of Underlying Securities and Related Assets pursuant to clause (a)[, (b) or (c)] above, the Trustee shall deliver such Underlying Securities and Related Assets to the purchaser of such Underlying Securities and Related Assets only against payment in same day funds and the Trustee shall deposit the same into the [Series [      ]] Certificate Account.

“Eligible Investments”: As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Certificates, and (ii) the rating of any short-term instruments will be “A-1+” by S&P; and provided, further, that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

“Escrow Agent”: As will be set forth in the Escrow Agreement.

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“Escrow Agreement”: The escrow agreement to be entered into on the Exercise Date among a given Call Holder, the Trustee and the Escrow Agent pursuant to Section 13(c)(iii)(2) hereof.

“Event of Default”: (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable, and (iii) any other event specified as an event of default in the Underlying Securities Indenture. For a summary of certain events of default in the Underlying Securities Indenture, please refer to the Prospectus Supplement.

“Exercise Date”: Any date on which a Call Holder notifies the Trustee of its intention to exercise its Call Right in accordance with the provision of Section 13(c)(iii) hereof, any date a Call Holder is deemed to have exercised its Call Right pursuant to Section 2.02(i)(iv) of the Warrant Agreement, or any date following the acceleration of the maturity of the Underlying Securities and payment in full of all amounts when due by the Underlying Securities Issuer.

“Final Scheduled Distribution Date”: [      ] (or if such date is not a Business Day, the next succeeding Business Day).

“Fixed Pass-Through Rate”: [With respect to the Class A Certificates, [•]% per annum and with respect to the Class B Certificates,] [•]% per annum.

[“Floating Pass Through Rate”: [With respect to the Class A Certificates, [   ] plus [•]% per annum and with respect to the Class B Certificates,] [      ] plus [•]% per annum.

“Independent Investment Banker”: One of the Reference Treasury Dealers appointed by the Underlying Securities Issuer, which may have other business relationships with the Underlying Securities Issuer.

“Optional Exchange Date”: Any date as is designated pursuant to Section 6 hereof.

“Ordinary Expenses”: The Trustee’s customary fee for its services as Trustee, including but not limited to (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by this Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making distributions, (iii) the costs and expenses of the Trust’s or Trustee’s counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are, or reasonably should have been, expected to be incurred in the ordinary course of administration of the Trust, which, with respect to Ordinary Expenses other than those referred to in clause (iii) and other than the costs of

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converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at $[•] per annum.

“Pass-Through Rate”: [For each Class of Certificates, the associated]/[The] [Fixed]/[Floating] Pass-Through Rate.

“Payment Default”: An Event of Default (as defined in the Underlying Securities Indenture) on the Underlying Securities under clauses (1) or (2) of the definition in Section 5.01 of the Underlying Securities Indenture.

“Prospectus Supplement[s]”: The Prospectus Supplement dated [      ], relating to the [Class A Certificates and the Prospectus Supplement dated [      ].relating to the Class B] Certificates.

“Rating”: One or more rating agencies is expected to assign a rating to the Certificates and any such rating will depend on the ratings of the Underlying Security Issuer [and the Swap Counterparty].

“Rating Agency”: [S&P].

“Record Date”: The Business Day immediately preceding each Distribution Date.

“Reference Treasury Dealer”: Each of [   ], [   ] and [   ] and two other primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) selected by the Underlying Securities Issuer and their respective successors. If any of the foregoing ceases to be a Primary Treasury Dealer, the Underlying Securities Issuer will replace such Reference Treasury Dealer with another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations”: With respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Underlying Securities Issuer and the Underlying Securities trustee by that Reference Treasury Dealer at [   ][a.m.]/[p.m.]., New York City time, on the third Business Day preceding the redemption date.

“Related Assets”: [      ].

“Remaining Scheduled Payments”: With respect to each Underlying Security to be redeemed on any redemption date, the aggregate amount of the payments of principal of and interest on such Underlying Security that would be due after the redemption date but for the redemption. If the redemption date is not an interest payment date with respect to the Underlying Securities, then the Remaining Scheduled Payments will be reduced by the amount of interest accrued on the Underlying Securities to such redemption date.

“Series”: Trust Series [      ].

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[“Series [      ] Certificate Account”: The Certificate Account established for the Certificateholders.]

[“Swap Agreement”: The ISDA Master Agreement between the Trust and the Swap Counterparty on or after [      ].]

[“Swap Counterparty”: [      ], which is the Buyer in the Swap Agreement attached as Schedule II, or any assignee permitted thereunder.]

[“Swap Guarantee”: [      ].]

[“Swap Guarantor”: [      ].]

[“Swap Notional Amount”: $[      ].]

[“Swap Payment Dates”: The Swap Counterparty will make payments on the Business Day prior to each [      ] and [      ], beginning on the Business Day prior to [      ]. The Trust will make payments on each [      ] and [      ], beginning [       ] and ending on [the earlier of] [      ] [and any [Call Date]].]

[“Swap Payments”: The Trust will make to the Swap Counterparty [semiannual] payments equal to the Swap Notional Amount times (i) [      ]% per annum on each Swap Payment Date, up to but excluding [      ] and (ii) [      ]% per annum on each Swap Payment Date from and including [      ] to but excluding [      ].]

[“Swap Rate”: [      ].]

“Treasury Rate”: With respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Underlying Securities”: The [   ] aggregate principal amount of [      ]% Notes due [      ] issued by the Underlying Securities Issuer, as described in Schedule I hereto.

[“Underlying Securities Guarantor[s]”: [      ] [and [      ]].

“Underlying Securities Indenture”: As set forth in Schedule I.

“Underlying Securities Issuer”: [      ].

“Underlying Securities Prospectus”: The prospectus dated [      ] filed with the Securities and Exchange Commission by the Underlying Securities Issuer with respect to the Underlying Securities.

“Warrant Agreement”: The Warrant Agreement, dated as of [      ], by and between the Trust and the Warrant Agent (as defined in the Warrant Agreement).

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Section 2.      Designation of Trust and Certificates. (a)  The Trust created hereby shall be known as the “Trust Series [      ]”. The [Class A and Class B] Certificates evidencing certain undivided ownership interests therein shall be known as the “[Class A] [•]% Callable Trust Certificates Series [      ] [and the “[Class B] [•]% Callable Trust Certificates Series [      ],” respectively].

(b)               The [Class A Certificates and the Class B] Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as [Exhibit A]/[Exhibits A and B, respectively]. The [Class A] Certificates shall be issued in authorized denominations of $25 and integral multiples thereof [and the Class B Certificates shall be issued with a notional principal amount of $25 and integral multiples thereof]. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness. Notwithstanding anything to the contrary in the Trust Agreement, the Depositor may not increase the amount of the Underlying Securities in the Trust and the Trust may not issue a corresponding amount of additional Certificates.

(c)                The [Class A] Certificates will be entitled to receive (i) on each Distribution Date, commencing on [      ] and ending on the Final Scheduled Distribution Date, or such earlier date if the Underlying Securities are redeemed prior to the Final Scheduled Distribution Date, distributions at a rate of [   ]% per annum on the stated amount of the [Class A] Certificates and (ii) on the Final Scheduled Distribution Date, a distribution of the aggregate principal amount of the Underlying Securities.

(d)               [On each Distribution Date, the Class B Certificates will be entitled to receive a distribution of [      ]% per annum multiplied by the notional principal amount of the Class B Certificates (the “Class B Payments”).]

(e)                Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the [Class A Certificates and/or the notional principal amount of the Class B] Certificates, unless otherwise indicated.

Section 3.      Satisfaction of Conditions to Initial Execution and Delivery of Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

(i)                 the Underlying Securities set forth on Schedule I hereto; and

(ii)               all documents set forth in Section 5.12 of the Standard Terms.

Section 4.      Distributions. (a) On any Distribution Date as to which only payments on the Underlying Securities or the Swap Agreement have been received, the Trustee shall apply the funds in the [Series [      ]] Certificate Account, solely to the extent of Available Funds in the [Series [      ]] Certificate Account, as follows:

(i)                 first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 5(b) hereof and approved by not less than 100% of the Certificateholders;

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(ii)               [second, to the payment of the net amount (if any) payable by the Trust under the Swap Agreement;]

(iii)             third, pro rata to the [holders of the Class A Certificates and the Class B Certificates]/[Certificateholders], distributions accrued during the related Collection Period at the rate of [   ]% per annum on the stated amount of the [Class A Certificates to holders of the Class A Certificates on such Distribution Date and [      ]% per annum multiplied by the notional principal amount of the Class B Certificates to holders of the Class B] Certificates on such Distribution Date, commencing on [      ] and ending on the Final Scheduled Distribution Date;

(iv)             fourth, [divided between the Classes in accordance with the proportionate interest of each Class in]/[pro rata to the Certificateholders,] any delayed interest payments on the Underlying Securities [(i.e. [      ]/[      ] to the Class A Certificateholders and [      ]/[      ] to the Class B Certificateholders and each Class’s portion distributed to the holders of each Class pro rata]/[and], if available, any additional distributions owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any interest payment on the Underlying Securities;

(v)               fifth, pro rata to the [Class A] Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the aggregate principal amount of the Underlying Securities;

(vi)             sixth, to the extent there remain Available Funds in the [Series [      ]] Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto; and

(vii)           seventh, to the extent there remain Available Funds in the [Series [      ]] Certificate Account, to Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates and if no Available Funds remain in the [Series [      ]] Certificate Account, then no distribution will be made pursuant to this Section 4(a)(vii)].

Subject to Section 8(c) hereof, to the extent Available Funds are insufficient to make any required distributions due to [the Swap Counterparty or the] Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall. Neither Merrill Lynch, Pierce, Fenner & Smith Incorporated nor any of its Affiliates will have any claim against the Trust pursuant to Section 4(a)(vii)] if the Trust fails to make a distribution on a Distribution Date to such person because no Available Funds remain in the [Series [      ]] Certificate Account on such Distribution Date.

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(b)               On any Distribution Date occurring in connection with a Trust Wind-Up Event or Liquidation Event, in each case that is also a Counterparty Subordination Event, the Trustee shall apply the amounts available as follows:

(i) first, pro rata to the [holders of the Class A Certificates and the Class B Certificates]/[Certificateholders], distributions accrued and unpaid at the rate of [   ]% per annum on the stated amount of the [Class A Certificates to holders of the Class A Certificates on such Distribution Date and [      ]% per annum multiplied by the notional principal amount of the Class B Certificates to holders of the Class B] Certificates;

(ii) second, pro rata to the [Class A] Certificateholders, a distribution of the aggregate principal amount of the Underlying Securities, to the extent available;

(iii) third, to the payment of all amounts payable by the Trust under the Swap Agreement; provided that if a Counterparty Subordination Event occurs and prior to final payment of the Certificates another Trust Wind-Up Event or Liquidation Event that is not a Counterparty Subordination Event, such as a failure to pay the accelerated amounts due on the underlying securities, has occurred, then the termination payment to the Swap Counterparty will not be subordinated in the payment priorities and will be paid to prior any payments on the Certificates; and

(iv) fourth, if such Distribution Date is occurring in connection with a redemption of Underlying Securities, any remaining Redemption Amount to the Swap Counterparty.

(c)                On any Distribution Date occurring in connection with a Trust Wind-Up Event or Liquidation Event, in each case that is not also either a Counterparty Subordination Event or a Failure to File Event, the Trustee shall apply the amounts available as follows:

(i) [first, to the payment of all amounts payable by the Trust under the Swap Agreement;]

(ii) second, pro rata to the [holders of the Class A Certificates and the Class B Certificates]/[Certificateholders], distributions accrued and unpaid at the rate of [   ]% per annum on the stated amount of the [Class A Certificates to holders of the Class A Certificates on such Distribution Date and [      ]% per annum multiplied by the notional principal amount of the Class B Certificates to holders of the Class B] Certificates; and

(iii) third, pro rata to the [Class A] Certificateholders, a distribution of the aggregate principal amount of the Underlying Securities, to the extent available.

(d)               On any Distribution Date occurring in connection with a Trust Wind-Up Event that is also a Failure to File Event, the Trustee shall [apply the amounts available to the payment of all amounts payable by the Trust under the Swap Agreement and then] [divide a principal amount of the remaining Underlying Securities equal to the aggregate stated amount of the outstanding Class A Certificates and a pro rata portion of

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the Related Assets in accordance with the Allocation Ratio between the Classes in accordance with the Allocation Ratio and distribute each Class’s portion to such Class’s]/[distribute the remaining Underlying Securities to the] Certificateholders pro rata to each Certificateholder’s last address as it appears in the Certificate Register within three Business Days of receiving such notice].

(e)                On an Optional Exchange Date, the Trustee shall distribute to Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates, other than the Depositor, or any other Person exercising an optional exchange pursuant to Section 6 hereof, as the case may be, Underlying Securities in accordance with Section 6 hereof.

Section 5.      Trustee’s Fees and Limitation of Liability; Escrow Agent’s Fees. (a)  Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto, and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section 7.08 of the Standard Terms.

(b)               Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and (ii) all the Certificateholders of Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in clauses (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

(c)                In the event that one or more Call Holders is required to deposit the [applicable] Call Price with the Escrow Agent on the Exercise Date pursuant to Section 13(c)(iii)(2) hereof, the Depositor and the Escrow Agent shall enter into an agreement reasonably acceptable to both parties thereto whereby the Depositor shall pay to the Escrow Agent a fee in consideration for its services under the Escrow Agreement or Escrow Agreements, as applicable.

Section 6.      Optional Exchange. (a) Either:

(A) Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates (other than the Depositor), if it holds Certificates, or

(B) any other (x) Person or (y) group of Affiliated Persons (in each case other than the Depositor) holding [Class A] Certificates with an aggregate stated amount of $5 million or more [and an equal aggregate notional principal amount of Class B]/[, such] Certificates [all] acquired by such Person or group of Affiliated Persons pursuant to the exercise of [Class A Call Rights and Class B] Call Rights held by it (provided that, in the

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case of a group of Affiliated Persons, no single Affiliated Person holds [Class A] Certificates with an aggregate stated amount of less than $500,000 [and Class B Certificates with a notional principal amount of less than $500,000] acquired pursuant to the exercise of [Class A Call Rights or Class B] Call Rights[,as applicable,] held by it), may notify the Trustee, not less than [30] days but not more than [60] days, or not less than [5] days but not more than [60] days when a tender offer for the Underlying Securities is pending, prior to:

(1) in the case of Merrill Lynch, Pierce, Fenner & Smith Incorporated or when a tender offer for the Underlying Securities is pending, any Business Day, or

(2) in the case of such Person or group of Affiliated Persons, the 15th day of any month (or if such date is not a Business Day, the next succeeding Business Day), in each case to be designated as an Optional Exchange Date, in each case that:

(i)                 such Person intends or Affiliated Persons intend to tender an Authorized Denomination of [Class A Certificates and an equal number of Class B] Certificates that it holds or they hold to the Trustee on such Optional Exchange Date in exchange for a proportional amount of Underlying Securities;

(ii)               such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

(iii)             such exchange will not affect the characterization of the Trust as a “grantor trust” under the Code;

(iv)             in the case of an exchange of less than all outstanding Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Certificates to remain listed on the New York Stock Exchange, unless the Person or Affiliated Persons tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange of such Certificates pursuant to this Section 6;

(v)               [such exchange has been consented to by any Swap Counterparty to such exchange and a Swap Termination Payment in respect of the portion of the Swap Agreement corresponding to the portion of the Underlying Securities to be distributed by the Trustee has been tendered to the Swap Counterparty;]

(vi)             such exchange will not be made with respect to Certificates subject to outstanding Call Rights held by any Person or Affiliated Persons other than the Person or Affiliated Persons exercising such exchange; and

(vii)           in the case of an exchange by a person other than Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates (other than the Depositor), such exchange will be made with respect to an aggregate stated amount

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of [Class A] Certificates equal to the aggregate stated amount of [Class A] Certificates acquired by such Person pursuant to the exercise of the applicable Call Rights held by it or them.

Upon tender of such [Class A Certificates and Class B] Certificates on such Optional Exchange Date, the Trustee will deliver to the Person or Affiliated Persons tendering such Certificates [(x)] an amount of Underlying Securities having a principal amount equal to the aggregate principal amount of Underlying Securities then held by the Trust times the aggregate stated amount of [Class A] Certificates being tendered divided by the aggregate stated amount of [Class A] Certificates then outstanding [minus (y) an amount equal to any Swap Termination Payment payable by the Trust to the Swap Counterparty], and in the case of an exchange by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its Affiliates, where such Person or Affiliated Person holds unexercised [Class A] Call Rights respecting the exchanged [Class A Certificates and a corresponding number of unexercised Class B Call Rights respecting the exchanged Class B] Certificates, such unexercised [Class A Call Rights and Class B] Call Rights held by such Person or Affiliated Person shall be cancelled. Any Call Holder that has properly provided notice of exercise to the Warrant Agent and has deposited the Call Price with the Escrow Agent may concurrently designate an Optional Exchange Date, and such Optional Exchange Date shall be specified in the notice of exercise, provided, however, that such Optional Exchange Date shall not occur prior to the applicable Call Date.

(b)               [The requirements set forth in paragraphs [(a)(ii), (a)(v), (a)(vi) and (a)(vii)] of Section 4.07 of the Standard Terms do not apply to an Optional Exchange pursuant to this Section 6.]

(c)                Any costs associated with the exercise of the rights granted under paragraphs (a) and (b) of this Section 6 will be borne by the Person or Affiliated Persons exercising such rights and not by the Trust.

(d)               [In no event can an Optional Exchange be made unless an equal number of Class A Certificates and Class B Certificates are tendered for exchange by each Holder exercising this Optional Exchange right.]/[The Trustee may conclusively presume that any tender of Certificates for a proportional amount of Underlying Securities is in accordance with all the terms and limitations of this Section 6 other than paragraph (iv).]

(e)                [Depositor Optional Exchange does not apply to this Series of Certificates.]/[For the avoidance of doubt, in connection with a Depositor Optional Exchange pursuant to Section 4.07(d) of the Standard Terms, any termination payment for termination of the portion of the Swap Agreement corresponding to the portion of the Underlying Securities to be exchanged shall be the obligation of the Depositor as exchanging Certificateholder.]

Section 7.      Events of Default. (a) Within 30 days after its receipt of written notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default specified in the written notice received by the Trustee. However, unless there is an Event

16

of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is not contrary to the best interests of the Certificateholders; provided, however, that the Trustee shall in reliance of the written notice it received give notice of an Event of Default to the extent required under “Distribution Election.”

(b) [Upon receiving notice of any Swap Default by the Swap Counterparty or other circumstances giving rise to the right of the Trust to designate an Early Termination Event in respect of the Swap Agreement, the Trustee is required to designate an Early Termination Event in respect of the Swap Agreement.]

Section 8.      Miscellaneous. (a) [The provisions of Section 4.04, Advances, of the Standard Terms shall [not apply to the Certificates]/[be replaced with the following:

Provisional Credits. In the event that the Trustee provisionally credits to the Certificate Account any amounts in respect of the Underlying Securities prior to receipt of final payment therefor, such final payment is not promptly received in the ordinary course and the Trustee determines such amount is nonrecoverable from related late collections, Credit Support proceeds, if any, [Swap Agreement, Swap Guarantee] or Liquidation Proceeds, the Trustee may apply amounts on deposit in the Certificate Amount for such Series allocable to any of such Underlying Securities prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class to reimburse itself.]]

(b)               The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities; provided, however, that Certificateholders holding all, but not less than all, of the outstanding Certificates may exercise their rights under Section 12(b) with respect to all such Certificates.

(c)                If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to [the Class A Certificateholders and Class B Certificateholders, proportionately to the ratio of their respective entitlements to interest payments]/[Certificateholders].

(d)               The outstanding principal balance of the [Class A Certificates and the aggregate principal notional amount of the Class B] Certificates shall not be reduced by the amount of any Realized Loss.

(e)                The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and Call Rights, and other than those required or

17

authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and Call Rights, or otherwise incur, assume or guarantee any indebtedness for money borrowed.

(f)                The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any another entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the Trust.

(g)               Except as expressly provided in the Trust Agreement, the Trust may not sell the Underlying Securities.

(h)               If the Trustee resigns or is removed as Trustee in accordance with Section 7.08 of the Trust Agreement, in addition to providing the Depositor with written notice, the Trustee shall also provide each Rating Agency with written notice.

(i)                 Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit [B]/[C].

(j)                 Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by Certificateholders holding Certificates that represent the Required Percentage-Removal of Trustee, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the Trust Agreement.

(k)               Notwithstanding anything in this Trust Agreement to the contrary, in no event shall the Trustee be required to file any reports or notices with any entity, including, without limitation, the Securities and Exchange Commission.

Section 9.      Notices. (a)  All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

If to the Depositor, to:

Merrill Lynch Depositor, Inc.
c/o Merrill Lynch Pierce, Fenner & Smith Incorporated
One Bryant Park, 3rd Floor

New York, NY 10036
Attention: Structured Credit Trading
Telephone: (646) 855-6745
Facsimile: (646) 855-0104
Email:        [      ]

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If to the Trustee, to:

The Bank of New York Mellon
Corporate Trust Dealing & Trading Group
101 Barclay Street, Floor 7W
New York, NY 10286
Attention: Trust Series [      ]
Telephone: (212) 815-2896
Facsimile:    (212) 815-2830

Email:           [      ]

If to the Securities Intermediary, to:

The Bank of New York Mellon
Corporate Trust Dealing & Trading Group
101 Barclay Street, Floor 7W
New York, NY 10286
Attention: Trust Series [      ]
Telephone: (212) 815-2896
Facsimile:    (212) 815-2830

Email:           [      ]

[If to the Warrant Agent, to

The Bank of New York Mellon
Corporate Trust Dealing & Trading Group
101 Barclay Street, Floor 7W
New York, NY 10286
Attention: Trust Series [      ]
Telephone: (212) 815-2896
Facsimile:    (212) 815-2830

Email:           [      ]]

If to the Rating Agency, to:

[Standard & Poor’s Ratings Services
55 Water Street, 41st Floor
New York, NY 10041-0003
Attention: RRS/Synthetic Surveillance
Telephone: [(212) 438-2482]
Facsimile:    [(212) 438-2664]

Email:           [      ]]

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(b)               Copies of any tender offer materials and all directions, demands and notices required to be given to the Certificateholders hereunder or under the Standard Terms will be given to the Warrant Agent by facsimile transmission and by mail. In addition, the Trustee shall notify the Warrant Agent within two Business Days of (i) receipt of notice from the Underlying Securities Issuer or the Paying Agent of a redemption or any other unscheduled payment or (ii) an election to terminate the Trust pursuant to Section 12(b) hereof.

(c)                The Trustee shall inform each Rating Agency of any Payment Default.

Section 10.  Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the laws of the State of New York.

Section 11.  Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

Section 12.  Termination of the Trust. (a)   The Trust shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a Liquidation Event or Trust Wind-Up Event and the distribution in full of all amounts due to the Certificateholders, (ii) the distribution to the Certificateholders of all Underlying Securities in accordance with Section 4(d), (iii) the Final Scheduled Distribution Date, [(iv) any additional or specified Trust Wind-Up Event in this Supplement] and (vi) the holders of all, but not less than all, of the Certificates exercising their election in Section 12(b) below:

(b)               Certificateholders who hold all, but not less than all, of the outstanding Certificates may, upon prior written notice to each Rating Agency, elect in a notice to the Trustee to terminate the Trust at any time; provided that (i) such Certificateholders satisfy, on a pro rata basis, the payment of any related Swap Termination Payment owed to the Swap Counterparty, (ii) the exercise of such termination right would not cause the Trust or the Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and (iii) if and for so long as the call warrants remain outstanding, all of the Call Holders have not timely exercised their Call Rights. The Trustee may presume upon its receipt of such notice that the required notice has been given to each Rating Agency and clause (ii) of the preceding sentence has been complied with.

(c)                To the extent that the provisions of this Section 12 conflict with Section 11.01 of the Standard Terms, the latter shall control.

Section 13.  Sale; Redemption of Underlying Securities; Call Right. (a)  In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders [of each Class], pursuant to Section 5(b) hereof, the Trustee may, upon prior written notice to each Rating Agency, elect to sell all or a portion of the Underlying Securities to pay such Extraordinary Trust Expenses.

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(b)               As a holder of the Underlying Securities, the Trust may receive redemption proceeds (the “Redemption Amount”) upon the redemption of the Underlying Securities, in whole or in part, by the Underlying Securities Issuer pursuant to the Underlying Securities Indenture and the Underlying Securities Prospectus.

(i)                 Upon the redemption of the Underlying Securities in whole, but not in part, (A) on [      ] or (B) at the option of the Underlying Securities Issuer, upon at least 30 days, but not more than 60 days, prior notice pursuant to the Underlying Securities Indenture, the Redemption Amount will be distributed in accordance with Section 4.

Such distribution[s] shall be made upon the date such Redemption Amount is received in immediately available funds by the Trust if such Redemption Amount is received prior to 1:00 p.m. local time at the office of the Trustee and otherwise on the next Business Day.

(ii)               Upon any redemption of the Underlying Securities in part at the option of the Underlying Securities Issuer upon at least 30 days, but not more than 60 days, prior notice pursuant to the Underlying Securities Indenture, the Redemption Amount will be distributed in accordance with Section 4. Upon any such redemption in part, the Trustee shall select the Certificates to be purchased on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of Global Certificates, the Trustee will direct the Depository to select Certificates based on the Depository's method that most nearly approximates pro rata selection) a stated amount of [Class A Certificates and an equal notional principal amount of Class B] Certificates equal to the aggregate amount of [each such Class] Certificates then outstanding multiplied by the aggregate principal amount of Underlying Securities subject to redemption and then held by the Trust divided by the aggregate principal amount of Underlying Securities then held by the Trust; provided that the amount of [each Class of] Certificates being selected may be reduced by the aggregate stated amount of [Class A Certificates or notional principal amount of Class B Certificates, as applicable,]/[Certificates] called pursuant to the exercise of Call Rights prior to such redemption in accordance with the terms of the Warrant Agreement. Upon receiving such Redemption Amount, the Trust shall distribute the Redemption Amount in accordance with Section 4.

Such Redemption Amount will be distributed in accordance with Section 4 upon the date such Redemption Amount is received in immediately available funds by the Trust if such Redemption Amount is received prior to 1:00 p.m. local time at the office of the Trustee and otherwise on the next Business Day. Upon distribution of the Redemption Amount by the Trustee, the Certificates called pursuant to the exercise of Call Rights and the Certificates selected pursuant to this subsection (ii) shall be deemed to have been surrendered for cancellation by the Trust, and the aggregate stated amount of the outstanding [Class A Certificates and the aggregate notional principal amount of the outstanding Class B] Certificates shall be reduced by the aggregate stated amount of such [Class A Certificates and the aggregate

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notional principal amount of such Class B Certificates, as applicable]/[Certificates]; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender. Payment of the Redemption Amount with respect to the Certificates will be made to the Call Holder exercising the Call Rights.1

(c)                The Call Terms are as follows:

(i)                 The initial holders of the Call Rights are as named in the Call Warrants and such holders may transfer the Call Rights, in whole or in part, to one or more third parties in privately negotiated transactions;

(ii)               A Call Holder that has met the exercise requirements set forth in paragraph (c)(iii) of this Section 13 may, on the Call Date, exercise its option to purchase, in whole or in part, a principal [or notional] amount of [Class A or Class B] Certificates, [as applicable,] proportionate to such Call Holder’s exercised Call Warrants, in Authorized Denominations of [the Class A or Class B] Certificates at the [Class A Call Price or Class B Call Price, as applicable]/[Call Price];

(iii)             In order to exercise its Call Right on a Call Date, a Call Holder must, not less than (x) [15] days in the case of the exercise of a Call Right pursuant to Section 2.01(a)(i) of the Warrant Agreement (except in connection with events specified in clauses (ii), (iii), (iv) or (v) of Section 2.01(a)), (y) three Business Days in the case of the exercise of a Call Right pursuant to clause (ii), (iii), (iv) or (v) of Section 2.01(a) of the Warrant Agreement, or (z) five Business Days prior to the expiration of a tender offer for the Underlying Securities in the case of the exercise of a Call Right pursuant to Section 2.01(b) of the Warrant Agreement, but not more than [60] days, prior to such Call Date:

(1)               notify the Trustee in writing of its intention to exercise such Call Right (which notice is irrevocable, subject to Section 2.02(i)(v) of the Warrant Agreement) and whether such exercise is in connection with a tender offer for the Underlying Securities. In the event that such notice is provided in connection with a tender offer for the Underlying Securities, if the exercising Holder did not receive from the Warrant Agent notice of a tender offer, then such Holder shall also provide the Warrant Agent with any information the Holder may have from a third-party source indicating that such tender offer is pending.

(2)               deposit the [applicable] Call Price with the Escrow Agent (the “Escrow Deposit”), in lawful money of the United States of America by wire transfer of immediately available funds, to be held in escrow pursuant to an Escrow Agreement reasonably satisfactory to the Trustee and substantially in the form attached hereto as Exhibit [C]/[D] (to be entered

1	Redemption terms to conform to those provided in Underlying Securities.
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into immediately preceding delivery of the [applicable] Call Price by such Call Holder to the Escrow Agent) until [such]/[the] Call Price is paid by the Trustee to the Certificateholders in accordance with paragraph (d) of this Section 13 or returned to the exercising Holders pursuant to subsection (i) of Section 2.02 of the Warrant Agreement; provided, that if (a) all of the outstanding Certificates [of a given Class] are to be purchased pursuant to the exercise of the Warrants on an Exercise Date and the exercising Call Holder at such time holds [Class A Certificates or Class B] Certificates that are subject to Call Rights, the Call Holder may deposit such [Class A Certificates or Class B] Certificates with the Escrow Agent in lieu of the portion of the Call Price that would relate thereto, and (b) less than all of the outstanding [Class B] Certificates are to be purchased pursuant to the exercise of the Warrants on an Exercise Date and the exercising Call Holder at such time holds [Class B] Certificates that are subject to Call Rights, the Call Holder may deposit such [Class B] Certificates with the Escrow Agent in lieu of the portion of the Call Price that would relate thereto; [and]

(3)               provide the Trustee and the Warrant Agent with any other documents customary for a transaction of this nature, including a certificate of the Call Holder certifying the solvency of such Call Holder on such date; provided that the Call Holder need not provide any such solvency certificate if the rating of the senior, unsecured long-term debt of the Call Holder, or the Call Holder’s credit support provider, if applicable, by [S&P] is in one of the investment grade categories of [S&P] on such date[.]/[; and]

(4) [pay (or receive) any related Swap Termination Payment to (or from) the Swap Counterparty.]

The provisions of this Section 13(c)(iii)(1) through (3) shall not apply if Warrants are being exercised automatically upon an acceleration of the maturity of the Underlying Securities and payment in full by the Underlying Securities Issuer of all amounts due upon such acceleration pursuant to clause (b)(i) of the definition of “Distribution Election.”

(d)               In connection with any exercise of the Call Rights to purchase [Class A] Certificates, the Trustee shall select the [Class A] Certificates to be purchased on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of Global Certificates, the Trustee will direct the Depository to select Certificates based on the Depository's method that most nearly approximates pro rata selection) a stated amount of the outstanding [Class A] Certificates to be surrendered by the [Class A] Certificateholders thereof to the Trustee upon any such exercise (other than [Class A] Certificates held by any Person to whom a Delivery Certificate was delivered in accordance with Section 2.02(d) of the Warrant Agreement, as evidenced by the registration of such Delivery Certificate in the Delivery Register in accordance with Section 4.01 of the Warrant Agreement), deliver such [Class A] Certificates to the exercising Call Holder and the proceeds of the [Class A] Call Price shall be distributed pro rata among such [Class A] Certificateholders on the Call Date in accordance with the provisions of the Warrant Agreement. [In connection with any

23

exercise of the Call Rights to purchase Class B Certificates, if the amount to be purchased exceeds the amount of Certificates of such Class held by the Call Holder and deposited with the Escrow Agent, the Trustee shall select the Class B Certificates to be purchased on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of Global Certificates, the Trustee will direct the Depository to select Certificates based on the Depository’s method that most nearly approximates pro rata selection) an aggregate notional principal amount of the outstanding Class B Certificates to be surrendered by the Class B Certificateholders thereof to the Trustee upon any such exercise (other than Class B Trust Certificates held by any Persons to whom a Delivery Certificate was delivered in accordance with Section 2.02(d) of the Warrant Agreement, as evidenced by the registration of such Delivery Certificate in the Delivery Register in accordance with Section 4.01 of the Warrant Agreement), deliver such Class B Certificates to the exercising Call holder and the proceeds of the Class B Call Price shall be distributed pro rata among such Certificateholders on the Call Date in accordance with the provisions of the Warrant Agreement.] Upon distribution of the [applicable] Call Price, the Certificates called pursuant to the exercise of Call Rights shall be deemed to have been surrendered and such Certificates shall be transferred to the Call Holder; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender.

(e)                The rights of the Certificateholders under the Trust Agreement and the Certificates are limited by the terms, provisions and conditions of the Trust Agreement[, the Swap Agreement] and the Warrant Agreement with respect to the exercise of the [applicable] Call Rights by the Call Holder. The Certificateholders, by their acceptance of Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the Call Holder’s exercise of Call Rights and deposit of the [applicable] Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement.

(f)                Upon receipt of a notice of a tender offer for the Underlying Securities, the Trustee shall deliver notice of the tender offer to the Warrant Agent[, the Swap Counterparty] and holders of Delivery Certificates (as defined in Section 2.02(d) of the Warrant Agreement) within two Business Days after receipt of notice from the Tender Offeror (as defined in the Warrant Agreement). Within two Business Days of the expiration of the period for validly delivering tender offer exercise notices pursuant to Section 2.02(i)(i) of the Warrant Agreement, the Trustee shall, after giving effect to the exercise of Call Rights with respect to Certificates already held by the Call Holder, as set forth in the Warrant Agreement, (A) select by lot (or by such other reasonable procedure as may be established by the Trustee)[, in the case of the Class A Certificates] a stated amount of [Class A] Certificates equal to the aggregate stated amount of [Class A] Certificates not subject to Delivery Certificates then outstanding multiplied by the aggregate principal amount of [Class A] Call Rights being exercised divided by the aggregate principal amount of the outstanding [Class A] Call Rights [and, in the case of Class B Certificates an aggregate notional principal amount of Class B Certificates equal to the aggregate notional principal amount of Class B Certificates not subject to Delivery Certificates then outstanding multiplied by the aggregate notional principal amount of Class B Call Rights being exercised divided by the aggregate notional principal amount of the outstanding

24

Class B Call Rights], and (B) notify the Certificateholders of the selected Certificates that, subject to Section 2.02(i) of the Warrant Agreement, such Certificates will be purchased on the Call Date. Upon the Trustee’s receipt of the tender offer proceeds, the [applicable] Call Price will be distributed pursuant to Section 2.02(e) and Section 2.02(i)(vi) of the Warrant Agreement pro rata to the Certificateholders whose Certificates have been purchased and the tender offer proceeds will be distributed by the Trustee pro rata to the exercising Call Holders pursuant to Section 2.02(i) of the Warrant Agreement. Upon distribution of the [applicable] Call Price and tender offer proceeds, the Certificates called pursuant to the exercise of Call Rights shall be deemed to have been surrendered for cancellation by the Trustee and the aggregate stated amount of the outstanding Certificates shall be reduced by the aggregate stated amount of such Certificates; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender.

Section 14.  Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the Certificateholders or the Call Holders without the consent of 100% of such Certificateholders or Call Holders, as the case may be; provided, however, that no such amendment or modification will be permitted if the Trustee has been advised by the Depositor that such amendment or modification would alter the status of the Trust as a “grantor trust” for federal income tax purposes. Further, the Trustee shall give each Rating Agency [and the Swap Counterparty] notice of any amendment or modification of the Trust Agreement, and no amendment shall be permitted pursuant to paragraphs (vi), (vii) and (x) of Section 12.01(a) of the Standard Terms without prior written confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates. The Trustee may consult with counsel and shall be entitled to rely upon an Opinion of Counsel for purposes of determining compliance with the provisions of this Section 14.

Section 15.  Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required [after

25

weighing the votes of the Class A Certificateholders and the Class B Certificateholders in accordance with the Allocation Ratio]; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a “grantor trust” for federal income tax purposes or result in the imposition of tax upon the Certificateholders, or (ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event that with the passage of time would become an event of default under the Underlying Securities and with the consent of 100% of the Certificateholders and 100% of the Call Holders, or (iii) except as provided in the following paragraph, that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of 100% of the Certificateholders and 100% of the Call Holders. The Trustee shall have no liability for any failure to act resulting from Certificateholders’ or Call Holders’ late return of, or failure to return, directions requested by the Trustee from the Certificateholders and Call Holders.

If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders, the Call Holders and each Rating Agency of such offer promptly. Subject to Sections 6(b) and 13 in connection with a tender offer and the exercise of Call Rights or Optional Exchange rights, the Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of 100% of the Certificateholders and 100% of the Call Holders to accept such offer, the Trustee has received the tax opinion described above and if the Trustee is so directed, the Trustee shall promptly notify each Rating Agency of such direction accompanied by evidence of the affirmative vote of such Certificateholders and Call Holders.

If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by 100% of the Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

Section 16.  Call Right Documentation. Simultaneously with the execution hereof, the Depositor hereby directs the Trustee, in the name of and on behalf of the Trust, to enter into a Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) evidencing the Call Rights and to make representations contained therein on behalf of the Trust. At the direction of the Depositor, the Trustee shall execute such further documents as may be required to evidence any transfer of any or all of the rights, interests or obligations under the Warrant Agreement and any related Warrant Certificates.

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Section 17.  Third Party Beneficiary. The Escrow Agent and each Call Holder shall be third party beneficiaries of this Trust Agreement.

Section 18.  Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year (or, if longer, the applicable preference period) plus one day after the termination of the Trust Series [      ], acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

Merrill Lynch Depositor, Inc.,
as Depositor

By:
Name:
Title:

The Bank of New York Mellon,
not in its individual capacity but as Trustee

By:
Name:
Title: Authorized Signatory

The Bank of New York Mellon,
as Securities Intermediary

By:
Name:
Title: Authorized Signatory

SCHEDULE I

TRUST CERTIFICATES, SERIES [      ]
UNDERLYING SECURITIES SCHEDULE

Underlying Securities:	[ ]% [Debentures]/[Notes] due [ ] issued by the Underlying Securities Issuer.
Underlying Securities Issuer:	[ ].
Underlying Securities Guarantor[s]	[ ] [and [ ]].
Underlying Securities Indenture	Indenture dated as of [ ], between the Underlying Securities Issuer, [Underlying Securities Guarantor[s]] and the Underlying Securities Trustee.
Underlying Securities CUSIP Number:	[ ].
Underlying Securities Original Issue Date:	[ ].
Underlying Securities Original Amount Issued:	[ ].
Underlying Securities Commission Filing Number:	[ ].
Underlying Securities Maturity Date:	[ ].
Underlying Securities Principal Payment Date:	[ ].
Underlying Securities Interest Payment Dates:	[ ] and [ ], or if any such date is not a business day, then the next succeeding business day.
Underlying Securities Interest Rate:	[ ]% per annum.
Underlying Securities Record Dates:	The close of business on the fifteenth calendar day, immediately prior to the relevant interest payment date.

Underlying Securities Redemption:	The Underlying Securities will be redeemable, as a whole or in part, at the option of the Underlying Securities issuer, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the Underlying Securities. The redemption price for the Underlying Securities will be equal to the greater of (1) 100% of the principal amount of the securities to be redeemed, and (2) the sum of the present values of the Remaining Scheduled Payments, discounted, on a semi-annual basis, (assuming a 360-day year consisting of twelve 30 day months), at a rate equal to the sum of the Treasury Rate plus [ ] basis points. Accrued interest will be payable to the redemption date.
Underlying Securities Collateral:	[ ].
Underlying Securities Amortization:	[ ].
Underlying Securities Accrual Periods:	[ ].
Underlying Securities Authorized Denomination and Specified Currency:	The Underlying Securities are denominated and payable in U.S. dollars and are available in minimum denominations of $[ ] and integral multiples of $[ ] in excess of $[ ].
[Underlying Securities Rating as of Closing:]	“[ ]” by S&P
Underlying Securities Form:	Book entry security with DTC[, Clearstream and Euroclear].

SCHEDULE II

ISDA Master Agreement, Schedule and Confirm

(begins on next page)

(Multicurrency—Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of……… ……………….

between

.…………and………………., as Issuer

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the

1

relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a

2

Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:—

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to

3

equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

4

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

5

described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

6

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party” may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

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to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

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reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1 % per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(c)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

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been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

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“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

17

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

.……............. (Name of Party)	.................. (Name of Party)

By: ....................................................................... Name: Title: Date:	By: ....................................................................... Name: Title: Date:
By: ....................................................................... Name: Title: Date:	By: ....................................................................... Name: Title: Date:

18

SCHEDULE

TO THE

MASTER AGREEMENT

dated as of ________, 20__

between

[MERRILL LYNCH]

(“Party A”)

And

PPLUS TRUST SERIES ______

(“Party B” or the “Trust”), a trust created pursuant to the Standard Terms for Trust Agreements,

dated as of _________, 20__ between Party B and The Bank of New York Mellon (the “Trustee”), as amended and supplemented by the Series ____ Supplement dated as of ________, 20__ (collectively, the “Trust Agreement”).

All references herein to the Transaction shall mean the Transaction to be evidenced by the Confirmation of even date herewith. Capitalized terms used and not otherwise defined in this Agreement have the meanings specified in the Trust Agreement.

Part 1. Termination Provisions.

(a) “Specified Entity” means, in relation to Party A, for the purpose of: -

Section 5(a)(v), Not Applicable

Section 5(a)(vi), Not Applicable

Section 5(a)(vii), Not Applicable

Section 5(b)(iv), Not Applicable

and in relation to Party B, for the purpose of: -

Section 5(a)(v), Not Applicable

Section 5(a)(vi), Not Applicable

Section 5(a)(vii), Not Applicable

Section 5(b)(iv), Not Applicable

(b) “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c) Events of Default. Notwithstanding Section 5(a) of the Agreement, only the following Events of Default shall apply to the Transaction:

(i) Section 5(a)(i) (“Failure to Pay”), as amended below, which shall apply to both parties.

(ii) Section 5(a)(vii) (“Bankruptcy”), which shall apply to both parties.

No other Section 5(a) Events of Default shall apply to either party.

Section 5(a)(i) (“Failure to Pay”) shall be amended by replacing “third” where it occurs in the third line thereof with “fifth”.

(d)	Termination Events. Section 5(b) shall be amended as follows:

(i) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A or to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A or to Party B.

(f)	Payments on Early Termination. For purposes of Section 6(e) of this Agreement (i) Market Quotation will apply, and (ii) the Second Method will apply.
(g)	“Termination Currency” means United States Dollars.
(h)	“Additional Termination Event” means the occurrence of any of the following events:
Any “Trust Wind-Up Event” under the Trust Agreement, other than (vii) of Section 10.01(a) of the Standard Terms for Trust Agreements, shall constitute an Additional Termination Event. Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.
If a Trust Wind-Up Event has occurred and Party A has not designated an Early Termination Date in accordance with Section 6(b) of the Master Agreement, as applicable, within three Business Days after receiving written notice from Party B, then Party B shall be entitled to designate an Early Termination Date.
Any event of default in the “Underlying Securities Indenture” (as defined in the Trust Agreement) other than an “Underlying Security Default” (as defined in the Trust Agreement). Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

2

Part 2. Tax Representations.

(a)	Payer Representation. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation: -

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:-

(i)	the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement;
(ii)	the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and
(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement;

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. Party A and Party B make no Payee Tax Representations.

Part 3. Agreement to Deliver Documents.

For the purpose of Section 4(a)(i) and 4(a)(ii) of this Agreement, Party A and Party B each agree to deliver the following documents to the other as applicable:-

(a)	Tax forms, documents or certificates to be delivered are: - See Part 5(a) below.
(b)	Other documents to be delivered are: -
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Trust	Any form or document reasonably requested by the other party to permit payments without (or with minimal) withholding for or account of any Tax as specified in Section 4(a)(iii) of this Agreement	As soon as practicable after request.	Yes
3

specified in Section 4(a)(iii) of this Agreement
Party A and Trust	Certificate of Incumbency and Signing Authority of each person executing any document on its behalf in connection with this Agreement	Upon execution of this Agreement.	Yes
Party A	Duly executed copy of the Credit Support Document	At or within 3 days of execution of this Agreement.	No
Trust	Trust Agreement	Upon execution of this Agreement.	Yes

Part 4. Miscellaneous.

(a)	Addresses for Notices. For the purpose of Party A:

Address:                   _____

Attention:                  _____

Facsimile No.:           _____

Telephone No.:         _____

(with copy to)

Address:                  [Merrill Lynch & Co., Inc.]

[                                       ]

[                                       ]

New York, NY [                 ]

Attention: [                         ]

Facsimile No.: [                  ]

Telephone No.: [                 ]

Email: [                              ]

4

Additionally, a copy of all notices pursuant of Sections 5, 6 and 7 as well any changes to Party B’s address, telephone number or facsimile number should be sent to:

[                                       ]

[                                       ]

[                                       ]

Attention: [                         ]

Facsimile No.: [                  ]

[Telephone No.: [                ]

Facsimile No.: [                  ]

Email: [                              ]

Address for notices or communications to Party B:

Address:                The Bank of New York Mellon

[101 Barclay Street, 7W]

[New York, NY 10007]

Attention: [                                ]

[Telephone No.: [                       ]

Facsimile No.: [                          ]

Email: [                                      ]

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in the Confirmation. The failure of Party A to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.
(f)	Credit Support Document.

With respect to Party A: [None] [Guarantee of Merrill Lynch & Co., Inc. (the “Guarantor”) in the form attached hereto as Exhibit A.]

With respect to Party B: None.

(g)	Credit Support Provider.

With respect to Party A: [None.] [the Guarantor.]

5

With respect to Party B: None.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
(i)	Netting of Payments. Sub-paragraph (ii) of Section 2(c) of this Agreement will apply to all Transactions hereunder.
(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.
Part 5.	Other Provisions.
(a)	Indemnifiable Tax. If a Tax in respect of payments under this Agreement is required to be paid pursuant to Section 2(d), neither Party A nor Party B will in any circumstances be required to pay additional amounts in respect of any Indemnifiable Tax or be under any obligation to pay to the other any amount in respect of any liability of the other party for or on account of such Tax and accordingly Section 2(d)(i)(4) and Section 2(d)(ii) of this Agreement shall not apply.
(b)	Additional Representations. Section 3 of the Agreement is hereby amended by adding the following, which shall constitute additional representations by Party B for all purposes of the Agreement, including, without limitation, Sections 3, 4, 5(a)(ii) and 5(a)(iv):
(i) Eligible Contract Participant. Party B is an “eligible contract participant” as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended (the “CEA”), by virtue of being a trust with total assets exceeding $10,000,000.
(ii) No Trading Facility. Neither this Agreement nor any Transaction has been executed or traded on a “trading facility,” as such term is defined in the CEA.
(iii) Transactions are Arm’s Length. Party B is entering into this Agreement and each Transaction in reliance upon its own judgment and upon any tax, accounting, regulatory and financial advice as it has deemed necessary and not upon any view expressed by the other party, and all trading decisions are and will be the result of arm’s length negotiations between the parties.
(iv) Risks are Fully Understood. Party B is entering into this Agreement and each Transaction with full understanding of all materials risks thereof, and it is capable (including having the financial wherewithal) of assuming and willing to assume those risks and it has relied upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other party.
[(v) Party B is exercising independent judgment in evaluating any recommendations of Party A with regard to each relevant swap or trading strategy involving a swap hereunder.
6

(vi) Party B acknowledges receipt from Party A of the material information and clearing disclosures required by 17 C.F.R. Sections 431 and 432.]
(c)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”

(d)	Consent to Telephonic Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, agrees to notify its officers and employees of any such monitoring or recording, and agrees that any such tape recordings may be submitted in evidence in any Proceedings relating to this Agreement and any Transaction hereunder.
(e)	Replacement Swap Counterparty. “Replacement Swap Counterparty” means a counterparty (A)(i) as to which Party A has agreed to transfer all of its rights and obligations under the Swap Agreement (including with respect to acting as Calculation Agent hereunder) and (ii) that has agreed to assume all such rights and obligations (including with respect to acting as Calculation Agent hereunder), and (B) at the time such Replacement Swap Counterparty is selected by Party A in accordance with the terms hereof, either the Replacement Swap Counterparty or its guarantor must have an S&P rating no lower than the higher of the S&P rating of the Party A or its guarantor under this Agreement at that time. In addition, any Replacement Swap Counterparty must be a person who regularly offers to enter into, assume, offset, assign, or otherwise terminate positions in interest rate swaps with customers in the ordinary course of a trade or business.
(f)	Transfer/Assignment. Party A agrees that it will transfer its rights and obligations with respect to Transactions under this Agreement only to a Replacement Swap Counterparty and will provide notice of any such transfer to Standard & Poor's Ratings Services, a division of the McGraw Hill Companies (“S&P”), or any successor to the rating business thereto, within five Business Days of such transfer. Any cost related to a transfer by Party A will be borne by Party A.
Notwithstanding Section 7 of the ISDA Master Agreement, at any time, Party A may transfer all its rights and obligations (at Party A’s expense) under all transactions under the Swap Agreement to any wholly-owned subsidiary of Merrill Lynch, provided that such transfer will not cause the Swap Counterparty to become a Disqualified Swap Counterparty and such transfer is to a Replacement Swap Counterparty.
(g)	Depositor Optional Exchange. If the Depositor has exercised its right of Depositor Optional Exchange (as defined in the Trust Agreement) in part, Party A consents to assign to the Depositor a portion of the Swap Agreement proportionate to the portion of the Units being exchanged or, in lieu of such assignment, at the option of the Depositor, to agree to a partial termination of the related Transaction. The parties agree that any such assignment or termination shall not constitute an “amendment, modification,
7

waiver, or other change of the Swap Agreement” for purposes of Section 5.23(a) of the Trust Agreement.

(h)	Calculation of Significance Percentage. On or about the date that is 45 days prior to each Distribution Date (as defined in the Trust Agreement), Party A will calculate its “significance percentage” as determined in accordance with Item 1115 of Regulation AB under the Securities Act of 1933. Party A will promptly notify Party B (a “Reporting Threshold Notice”) if the significance percentage of Party A is, or is reasonably expected to become, equal to or greater than 10% and Party A would fall within the definition of Disqualified Swap Counterparty (as defined in the Trust Agreement). If following such Reporting Threshold Notice, Party A would continue to fall within the definition of Disqualified Swap Counterparty, Party A shall transfer, at its cost, all of its rights and obligations under all Transactions under this Agreement to a Replacement Swap Counterparty (which may be an affiliate of Party A) that would not be a Disqualified Swap Counterparty, such transfer to be effected prior to the next Distribution Date.
(i)	Method of Notice. Section 12(a)(ii) of the Master Agreement is deleted in its entirety.
(i)	Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Bank of New York Mellon as Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in the Trustee, (b) each representation, undertaking and agreement made herein by the Trustee is made and intended not as a personal representation, undertaking and agreement on the part of the Trustee but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained herein shall be construed as creating any liability on the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by Party A, and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement; provided, however, that clauses (c) and (d) above shall in no way exculpate or otherwise relieve the Trustee from any liability resulting from the Trustee’s failure to perform the Trustee’s duties as trustee under the Trust Agreement. This provision shall survive the termination of this Agreement.
(j)	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.
(k)	Waiver of Jury Trial. Each party hereby irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction contemplated hereunder.
8

(l)	Limited Recourse. Party A agrees that the obligations of Party B hereunder to make payments to Party A shall be satisfied solely out of the Trust Property.
(m)	No Petition for Bankruptcy. Party A shall not, prior to one year and one day after the Trust has paid in full to the Holders all amounts due in respect of the Trust Certificates, (i) commence or sustain an action against the Trust or cause or join in any action against the Trust under any federal or state bankruptcy, insolvency or similar law, or (ii) appoint a receiver or other similar official of the Trust, or (iii) make an assignment for the benefit of creditors, or (iv) order the winding up or liquidation of the Trust; provided that the foregoing shall not prevent Party A from filing any proof of claim or taking any similar action if any other parties initiate any of the foregoing actions.
(n)	Set-Off. Set-Off shall not apply to any Transaction under this Agreement.
(o)	Amendments. Each of the parties agrees that it will not amend this Agreement unless Holders holding 100% of the Trust Certificates consent to such amendment and each Rating Agency, if any, has been notified of such amendment.
(p)	Jurisdiction. Section 13(b) of the Agreement is amended to read in its entirety as follows:

“Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably submits to the jurisdiction of the courts of the United States District Court located in the Borough of Manhattan in New York City, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.”

9

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

[MERRILL LYNCH]

By: ____________________________
Name:
Title: Authorized Signatory
Date:

PPLUS TRUST SERIES ______

By: The Bank of New York Mellon, as Trustee

By: ____________________________
Name:
Title:
Date:

EXHIBIT A

Form of [Class A] Certificate

(begins on next page)

FORM OF TRUST CERTIFICATE

No. [A]/[B]-[ ]	$[ ]	CUSIP NO. [ ]

SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO DIRECT RIGHT TO [PRINCIPAL OR] INTEREST PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE ASSETS DEPOSITED IN THE TRUST, TO THE EXTENT OF ITS RIGHTS THEREIN, FOR DISTRIBUTIONS HEREUNDER.

TRUST SERIES [      ]
[      ] CLASS [A]/[B] [      ]% TRUST [CALLABLE] CERTIFICATES SERIES [      ]
$[      ] STATED AMOUNT TRUST CERTIFICATES
($[      ] STATED AMOUNT PER TRUST CERTIFICATE)

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $[      ] aggregate principal amount of [      ] (the “Underlying Securities”) due [      ] issued by [      ], a [Delaware corporation] and all payments received thereon, deposited in trust by Merrill Lynch Depositor, Inc. (the “Depositor”).

THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Trust Series [      ] formed by the Depositor. Under the Trust Agreement, the Class [A]/[B] Certificateholders are entitled to receive on each Distribution Date until [      ], the distributions, if any, received on the Underlying Securities [in accordance with the Allocation Ratio], which will represent distributions at a rate of [      ]% per annum on the Stated Amount of the Certificates.

The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of [      ] (the “Standard Terms”), among the Depositor, The Bank of New York Mellon, a New York corporation, as Trustee (the “Trustee”) and The Bank of New York Mellon, as securities intermediary (the “Securities Intermediary”), as supplemented by the Trust Series [      ] Supplement, dated as of [      ] (the “Series Supplement” and, together with the Standard Terms, the “Trust Agreement”), between the Depositor and the Trustee and the Securities Intermediary. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may, be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

This Certificate is one of the duly authorized Certificates designated as the Class [A]/[B] [      ]% [Callable] Trust Certificates Series [      ] (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. [Further, subject to the terms, provisions and conditions of the Trust Agreement, the Trust will issue Call Rights, which will be sold in one or more privately negotiated transactions. The rights of the Certificateholders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder’s exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement.] The property of the Trust consists of the Underlying Securities, all payments received or receivable on the Underlying Securities accrued on or after the [Cut-off]/[Closing] Date, and the other Deposited Assets, if any, all as more fully specified in the Trust Agreement.

Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder’s fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date.

Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by check mailed to the Certificateholder of record in the Certificate Register or by wire transfer to an account designated by such Holder without the presentation or surrender of this Certificate or the making of any notation hereon of, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The Trustee does not assume responsibility for the accuracy of the statements in the Certificate (and the reverse hereof).

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Trustee has caused this Class [A]/[B] Certificate to be duly executed as of the date set forth below.

TRUST SERIES [ ]

	By:	THE BANK OF NEW YORK MELLON,
solely in its capacity as Trustee under
the Trust Agreement and not in its
individual capacity

Dated: [ ]	By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class [A]/[B] Certificates described in the Trust Agreement referred to herein.

TRUST SERIES [ ]

	By:	THE BANK OF NEW YORK MELLON,
solely in its capacity as Trustee under
the Trust Agreement and not in its
individual capacity

Dated: [ ]	By:
Authorized Signatory

(REVERSE OF CERTIFICATE)

The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities [and the Allocation Ratio], all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Deposited Assets (to the extent of its rights therein) for interest distributions hereunder. [[Both the]/[The] Underlying Securities [and Call Holders that exercise their Call Rights] may be [a source]/[sources] of principal distributions on the Certificates.] The rights of the Certificateholders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement [and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder’s exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement].

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66 2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same [principal]/[notional] amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is The Bank of New York Mellon.

No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Trustee and the Securities Intermediary and any agent of the Depositor, the Trustee or the Securities Intermediary may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, or the Securities Intermediary nor any such agent shall be affected by any notice to the contrary.

It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for United States federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder, by its acceptance of this Certificate, agrees to treat the certificates, the distributions from the Trust and its beneficial interest in the Trust consistently with such characterization.

The Trust may not engage in any business or activities other than in connection with, or relating to, the holding protecting and preserving the Deposited Assets and the issuance of the Certificates [and the Call Rights], and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates [and the Call Right] or otherwise incur, assume or guarantee any indebtedness for money borrowed.

The Trust and the obligations of the Depositor, the Trustee and the Securities Intermediary created by the Trust Agreement with respect to the Certificates shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after Trust Wind-Up Event and the distribution in full of all amounts due in respect to the Certificates and (ii) [      ].

If an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including an individual retirement account or Keogh plan (each, a “Plan”), purchases Certificates, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Internal Revenue Code of 1986, as amended (the “CODE”), unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing _________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

Signature : _______________________________________*

Signature Guarantee: _______________________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

OPTION TO ELECT EXCHANGE

If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms, check the Box:

If you wish to have less than all of this Certificate exchanged, state the amount:

Date:

Your Signature:	(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

EXHIBIT B

[Form of Class B Certificate]
(begins on next page)

FORM OF TRUST CERTIFICATE

No. [A]/[B]-[ ]	$[ ]	CUSIP NO. [ ]

SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO DIRECT RIGHT TO [PRINCIPAL OR] INTEREST PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE ASSETS DEPOSITED IN THE TRUST, TO THE EXTENT OF ITS RIGHTS THEREIN, FOR DISTRIBUTIONS HEREUNDER.

TRUST SERIES [      ]
[      ] CLASS [A]/[B] [      ]% TRUST [CALLABLE] CERTIFICATES SERIES [      ]
$[      ] STATED AMOUNT TRUST CERTIFICATES
($[      ] STATED AMOUNT PER TRUST CERTIFICATE)

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $[      ] aggregate principal amount of [      ] (the “Underlying Securities”) due [      ] issued by [      ], a [Delaware corporation] and all payments received thereon, deposited in trust by Merrill Lynch Depositor, Inc. (the “Depositor”).

THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Trust Series [      ] formed by the Depositor. Under the Trust Agreement, the Class [A]/[B] Certificateholders are entitled to receive on each Distribution Date until [      ], the distributions, if any, received on the Underlying Securities [in accordance with the Allocation Ratio], which will represent distributions at a rate of [      ]% per annum on the Stated Amount of the Certificates.

The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of [      ] (the “Standard Terms”), among the Depositor, The Bank of New York Mellon, a New York corporation, as Trustee (the “Trustee”) and The Bank of New York Mellon, as securities intermediary (the “Securities Intermediary”), as supplemented by the Trust Series [      ] Supplement, dated as of [      ] (the “Series Supplement” and, together with the Standard Terms, the “Trust Agreement”), between the Depositor and the Trustee and the Securities Intermediary. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may, be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

This Certificate is one of the duly authorized Certificates designated as the Class [A]/[B] [      ]% [Callable] Trust Certificates Series [      ] (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. [Further, subject to the terms, provisions and conditions of the Trust Agreement, the Trust will issue Call Rights, which will be sold in one or more privately negotiated transactions. The rights of the Certificateholders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder’s exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement.] The property of the Trust consists of the Underlying Securities, all payments received or receivable on the Underlying Securities accrued on or after the [Cut-off]/[Closing] Date, and the other Deposited Assets, if any, all as more fully specified in the Trust Agreement.

Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder’s fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date.

Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by check mailed to the Certificateholder of record in the Certificate Register or by wire transfer to an account designated by such Holder without the presentation or surrender of this Certificate or the making of any notation hereon of, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The Trustee does not assume responsibility for the accuracy of the statements in the Certificate (and the reverse hereof).

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Trustee has caused this Class [A]/[B] Certificate to be duly executed as of the date set forth below.

TRUST SERIES [ ]

	By:	THE BANK OF NEW YORK MELLON,
solely in its capacity as Trustee under
the Trust Agreement and not in its
individual capacity

Dated: [ ]	By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class [A]/[B] Certificates described in the Trust Agreement referred to herein.

TRUST SERIES [ ]

	By:	THE BANK OF NEW YORK MELLON,
solely in its capacity as Trustee under
the Trust Agreement and not in its
individual capacity

Dated: [ ]	By:
Authorized Signatory

(REVERSE OF CERTIFICATE)

The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities [and the Allocation Ratio], all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Deposited Assets (to the extent of its rights therein) for interest distributions hereunder. [[Both the]/[The] Underlying Securities [and Call Holders that exercise their Call Rights] may be [a source]/[sources] of principal distributions on the Certificates.] The rights of the Certificateholders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement [and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder’s exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement].

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66 2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same [principal]/[notional] amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is The Bank of New York Mellon.

No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Trustee and the Securities Intermediary and any agent of the Depositor, the Trustee or the Securities Intermediary may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, or the Securities Intermediary nor any such agent shall be affected by any notice to the contrary.

It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for United States federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder, by its acceptance of this Certificate, agrees to treat the certificates, the distributions from the Trust and its beneficial interest in the Trust consistently with such characterization.

The Trust may not engage in any business or activities other than in connection with, or relating to, the holding protecting and preserving the Deposited Assets and the issuance of the Certificates [and the Call Rights], and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates [and the Call Right] or otherwise incur, assume or guarantee any indebtedness for money borrowed.

The Trust and the obligations of the Depositor, the Trustee and the Securities Intermediary created by the Trust Agreement with respect to the Certificates shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after Trust Wind-Up Event and the distribution in full of all amounts due in respect to the Certificates and (ii) [      ].

If an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including an individual retirement account or Keogh plan (each, a “Plan”), purchases Certificates, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Internal Revenue Code of 1986, as amended (the “CODE”), unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing _________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

Signature : _______________________________________*

Signature Guarantee: _______________________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

OPTION TO ELECT EXCHANGE

If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms, check the Box:

If you wish to have less than all of this Certificate exchanged, state the amount:

Date:

Your Signature:	(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

EXHIBIT C

Market Agent Agreement

(begins on next page)

FORM OF MARKET AGENT AGREEMENT

MARKET AGENT AGREEMENT, dated as of [      ] (the “Agreement”), by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch, Pierce, Fenner & Smith Incorporated”) and the Trust Series [      ] (the “Trust”), a New York trust created under the Standard Terms for Trust Agreements, dated as of [●], 2012 (the “Standard Terms”), between Merrill Lynch Depositor, Inc., as depositor (the “Depositor”) and The Bank of New York Mellon, as trustee (the “Trustee”) and as securities intermediary (the “Securities Intermediary”), as amended and supplemented by the Series Supplement, dated as of the date hereof, between the Depositor and the Trustee and Securities Intermediary (the Standard Terms, together with the Series Supplement, the “Trust Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement. This Agreement shall constitute the “Market Agent Agreement” as defined in the Trust Agreement.

W I T N E S S E T H:

WHEREAS, the Trust desires to retain Merrill Lynch, Pierce, Fenner & Smith Incorporated to render certain services to the Trust in the manner and on the terms hereinafter set forth;

WHEREAS, Merrill Lynch, Pierce, Fenner & Smith Incorporated is a recognized broker dealer meeting the qualifications for a Market Agent set forth in the Trust Agreement and desires to provide such services to the Trust on the terms and conditions hereinafter set forth; and

WHEREAS, the Trustee has been directed to enter into and execute this Market Agent Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the initial Market Agent pursuant to Section 8.01 of the Standard Terms;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Trust hereby agree as follows:

Section 1. Duties of the Market Agent. The Trust hereby employs Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the Market Agent for the Trust and to furnish to the Trust all of the services of the Market Agent set forth herein and in the Trust Agreement, including but not limited to acting on behalf of the Trust in connection with the sale and purchase of Underlying Securities as provided in the Trust Agreement. The Market Agent may solicit and accept bids from Certificateholders for the Underlying Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby accepts such employment and agrees during the term of the Certificates to render such services and to assume the obligations of the Market Agent under the Trust Agreement under the terms and conditions herein set forth.

Section 2. Compensation of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Depositor shall pay Merrill Lynch, Pierce, Fenner & Smith Incorporated a fee as shall be separately agreed between the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated. It shall be the sole responsibility of the Depositor to pay such fee and the Trust shall have no obligation to compensate Merrill Lynch, Pierce, Fenner & Smith Incorporated for the services it renders pursuant to the terms of this Market Agent Agreement, except that the Trust shall pay Merrill Lynch, Pierce, Fenner & Smith Incorporated a fee for any sale of the Underlying Securities in an amount that is customary for such a sale at the time of such sale.

Section 3. Limitation of Liability of the Market Agent. The Market Agent shall not be liable in contract, tort or otherwise to the Trust for any losses, costs or damages arising out of its performance of its obligations and duties hereunder except for willful misconduct or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

Section 4. Term of this Agreement. This Agreement, which shall be a binding agreement as of the date hereof and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, shall terminate upon the earlier to occur of (a) the termination of the Trust Agreement, (b) the removal of the Market Agent by the Trustee in accordance with the Trust Agreement or (c) 30 days after written notice of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s resignation as Market Agent is delivered to the Trustee.

Section 5. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom by any party hereto shall in any event be effective unless the same shall be in writing and signed by the party against which enforcement of such amendment or waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 6. Notice Addresses. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be deemed to have been duly given if sent by facsimile transmission (a) if to the Market Agent, as set forth below and (b) if to the Trustee, as set forth in the Trust Agreement;

If to Merrill Lynch, Pierce, Fenner & Smith Incorporated:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Attention: [●]

Facsimile: [●]

Telephone confirmation: [●]

Section 7. Assignment. Except as provided in this Section 7, this Agreement may not be assigned by the Market Agent without the prior consent of the Trustee in accordance with the Trust Agreement.

The Market Agent shall have the right to transfer and assign all of its rights, duties, obligations and liabilities under this Agreement to an Affiliate of the Market Agent; provided, however, that such transfer and assignment shall be on the condition that the due and punctual performance and observance of all the terms and conditions of this Agreement to be performed by the Market Agent shall, by an agreement supplemental hereto, be assumed by such

2

Affiliate just as fully and effectually as if such Affiliate had been the original party of the first part to this Agreement.

Section 8. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

Section 9. Entire Agreement. This Agreement embodies the entire agreement and understanding between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Trust and supersedes any and all prior agreements and understandings between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Trust relating to the subject matter hereof.

Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 11. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 12. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated agrees that it shall not, until the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the termination of the Trust Series [      ] pursuant to the terms of Section 12 of the Series Supplement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

Section 13. No Recourse. Merrill Lynch, Pierce, Fenner & Smith Incorporated shall have no recourse to the Underlying Securities with respect to any fees owed to Merrill Lynch, Pierce, Fenner & Smith Incorporated under Section 2 of this agreement. This Section 13 shall not be read as limiting any right Merrill Lynch, Pierce, Fenner & Smith Incorporated may have to the Underlying Securities pursuant to any security, call right or other instrument, obligation or agreement the Trust may issue or enter into from time to time.

Section 14. Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Bank of New York Mellon as Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the

3

powers and authority conferred and vested in the Trustee, (b) each representation, undertaking and agreement made herein by the Trustee is made and intended not as a personal representation, undertaking and agreement on the part of the Trustee but is made and intended for the purpose of binding only the Trust, (c) nothing contained herein shall be construed as creating any liability on the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Market Agent, and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement; provided, however, that clauses (c) and (d) above shall in no way exculpate or otherwise relieve the Trustee from any liability resulting from the Trustee’s failure to perform the Trustee’s duties as trustee under the Trust Agreement. This provision shall survive the termination of this Agreement.

Section 15. Waiver of Jury Trial. Each party hereby irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any transaction contemplated hereunder.

4

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Market Agent Agreement as of the day and year first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title: Authorized Signatory

TRUST SERIES [ ]

By:	THE BANK OF NEW YORK MELLON, solely in its capacity as Trustee under the Trust Agreement and not in its individual capacity

By:
Name:
Title: Authorized Signatory

[MARKET AGREEMENT SIGNATURE PAGE]

EXHIBIT D

Form of Escrow Agreement

(begins on next page)

FORM OF

ESCROW DEPOSIT AGREEMENT

THIS ESCROW DEPOSIT AGREEMENT (“Agreement”), dated as of this ___ day of ______ among Trust Series [      ] (the “Trust”), by The Bank of New York Mellon , a New York corporation, as Trustee of the Trust (“Trustee”), [      ], a [      ] corporation, as Escrow Agent (“Escrow Agent”), and [      ], a [      ] corporation (“Holder”).

W I T N E S S E T H:

WHEREAS, the Trustee and Merrill Lynch Depositor, Inc. ( “Depositor”) entered into a Standard Terms for Trust Agreement dated [      ], 2012 (the “Standard Terms”), as supplemented by a Series Supplement dated [ ] (the “Series Supplement,” and, together with the Standard Terms, the “Trust Agreement”), providing for the issuance by the Trust of [  ]% Callable Trust Certificates Series [      ] (the “Trust Certificates”) and delivery of related call warrants on the Trust Certificates (each a “Warrant,” and collectively, the “Warrants”) as described in the Warrant Agreement dated [      ] (the “Warrant Agreement”) among the Trust and The Bank of New York Mellon, as Warrant Agent (the “Warrant Agent”); and

WHEREAS, the Holder is [one of the holders] [the holder] of the Warrants; and

WHEREAS, it is a condition precedent to the exercise of the Warrants that the Holder enter into this Agreement and deliver the Escrow Deposit (as defined herein) to the Escrow Agent not less than 15 days (or not less than three days in the case of the announcement of any [[redemption] [repurchase] or other] unscheduled payment of the Underlying Securities or receipt of notice of termination of the Trust or when a tender offer for the Underlying Securities is pending not less than five days prior to the expiration of the tender offer acceptance period, or in the case of a “Disqualified Issuer Event,” as defined in the Trust Agreement, upon notice of not less than three days) but not more than 60 days prior to the Exercise Date (as defined in the Warrant Agreement); and

WHEREAS, the parties desire that Escrow Agent shall hold, and Escrow Agent has agreed to hold, the Escrow Deposit in escrow on the terms and conditions provided in this Agreement.

NOW THEREFORE, the parties hereto mutually agree as follows:

1. Escrow Deposit. Concurrently with the execution and delivery of this Agreement, the Holder will deliver [the sum of ________ Dollars ($________) in lawful money of the United States of America by wire transfer of immediately available funds] [and] [[________] Class A Trust Certificates] [and] [[________] Class B Trust Certificates] in accordance with Section 13 of the Series Supplement] (the “Escrow Deposit”), to Escrow Agent to be held by Escrow Agent in escrow on the terms and conditions hereinafter provided. Escrow Agent hereby acknowledges receipt of the Escrow Deposit. Any cash amounts in the Escrow Deposit may be increased or decreased in accordance with the terms of Section 2.02(i)(vi) of the Warrant Agreement and the terms of this agreement will apply with equal force and effect to any such increased or decreased cash amounts in the Escrow Deposit.

2. Investment of Escrow Deposit. Following the delivery of the Escrow Deposit to Escrow Agent, Escrow Agent shall cause any cash in the Escrow Deposit to be deposited in an interest bearing account, designated as the “Trust Series [      ] Warrant Escrow Account,” and shall advise the Trust by telephone by 5:00 p.m., New York City time, on the date hereof of the amount so deposited in its account. The Escrow Agent will promptly confirm such telephone advice in writing to the Trust. The Escrow Agent is hereby directed to invest any cash, plus any accrued interest, in the Escrow Deposit in (i) U.S. Treasury Securities or (ii) Federated Prime Obligations Fund (Ticker: POIXX). All investments shall [have a maturity of [      ] days or less during the [      ] days immediately after deposit of the Escrow Deposit, and thereafter shall] be available on demand without penalty unless Escrow Agent is otherwise directed in writing by both the Holder and the Trust.

3. Disposition of Escrow Deposit Prior to and at Closing.

(a) On the Exercise Date, simultaneously with the transfer of Trust Certificates to the Holder that were subject to the Holder’s Warrants (including any such Trust Certificates deposited as set forth in paragraph 1), except where the Exercise Date is a deemed Exercise Date pursuant to Section 2.02(i)(iv) of the Warrant Agreement, in which case no such transfer will occur, (the “Closing,” the period of time between the initial deposit of the Escrow Deposit and the Closing being referred to as the “Escrow Period”) in accordance with the terms of the Warrant Agreement (i) the Escrow Agent shall pay to the Holder all interest, and interest earned on interest, on any cash in the Escrow Deposit to the Closing Date in lawful money of the United States of America by wire transfer of immediately available funds to a bank account or bank accounts designated by the Holder or, at the Holder’s option, by a bank check or bank checks payable to the order of a payee or payees designated by the Holder, (ii) the Escrow Agent shall pay any cash amounts in the Escrow Deposit in lawful money of the United States of America by wire transfer of immediately available funds to a single bank account or bank accounts designated by the Warrant Agent, or, at the Warrant Agent’s option, by a bank check or bank checks payable to the order of a payee or payees designated by the Warrant Agent and (iii) the Escrow Agent shall deliver any Trust Certificates in the Escrow Deposit to the Warrant Agent.

(b) If, during the Escrow Period, the Trust Agreement is terminated in accordance with Section 11 of the Standard Terms and Section 12 of the Series Supplement, then Escrow Agent shall, ten (10) business days after written notice by Trust and the Holder of such termination, (i) return any Trust Certificates in the Escrow Deposit to the Holder and (ii) pay to the Holder any cash in the Escrow Deposit, plus all interest, and interest earned on interest, on such cash, in lawful money of the United States of America by wire transfer of immediately available funds to a bank account or bank accounts designated by the Holder or, at the Holder’s option, by a bank check or bank checks payable to the order of a payee or payees designated by the Holder; provided, however, that if the Escrow Agent receives a written objection from the Trust to such release of such cash in the Escrow Deposit within seven (7) business days after the Holder gives such written notice, then the Escrow Agent shall pay the cash amount in the Escrow Deposit and any interest, and interest earned on interest, on such amounts in accordance with joint written instructions from the Holder and the Trust, or, in the absence of such joint written instructions, the provisions of Section 6 hereof shall apply.

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4. The Escrow Agent.

(a) The Escrow Agent shall not incur any liability to any party for damages, losses or expenses for (i) any act or failure to act made or omitted in good faith and without gross negligence or willful misconduct or (ii) any action taken or omitted in reliance upon any instrument that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

(b) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Holders or to which any Holder is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any Holder or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(c) This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

(d) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Deposit (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Deposit), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(e) In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any Holder or any entity acting on behalf of any Holder, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Deposit, valued as of the date of deposit.

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(f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to acts of God, earthquake, sabotage, epidemic, riots, flood, war (whether declared or undeclared), terrorism, fire, riot, labor disputes, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility and other causes beyond the Escrow Agent’s control whether or not of the same class or kind as specifically named above).

(g) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

(h) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York Mellon" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

(i)   (A)   In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Deposit, unless Escrow Agent receives written instructions, signed by all Holders, which eliminates such ambiguity or uncertainty.

(B) In the event of any dispute between or conflicting claims by or among the Holders and/or any other person or entity with respect to any Escrow Deposit, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Deposit so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Holders for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Holders.

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5. Escrow. The Escrow Agent can incur reasonable expenses in connection with its duties and incur legal fees and expenses in connection with this Agreement with any firm, and such expenses shall be paid or reimbursed, as the case may be, in accordance with Section 7 of this Agreement. In the event that the conditions of this Agreement are not properly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary service and reimbursed for all reasonable costs, attorneys’ fees and expenses of any firm occasioned by such default, delay, controversy or litigation and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by Escrow Agent in this escrow until such compensation, fees, costs, and expenses are paid.

6. Controversies. If any controversy arises relating to this Agreement, or with any other party concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold the Escrow Funds (as hereinafter defined) and may wait for settlement of any such controversy by final appropriate legal proceedings or other means, as, in the Escrow Agent’s discretion, the Escrow Agent may deem appropriate despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages as long as the Escrow Agent acts in good faith and without gross negligence or willful misconduct. The Escrow Agent is authorized to deposit with the clerk of any court the Escrow Funds held hereunder. Upon initiating an interpleader or declaratory judgment or any other action seeking to determine the rights of the parties hereunder and depositing the Escrow Funds, the Escrow Agent shall be fully released and discharged of and from all further obligations and liability imposed by the terms of this Agreement, but not as to acts of the Escrow Agent prior thereto. As used herein, the term “Escrow Funds” means the Escrow Deposit plus all interest, and interest earned on interest, on the Escrow Deposit.

7. Indemnification of Escrow Agent. The Holder and its successors and assigns agrees to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable counsel fees and disbursements, that may be imposed on the Escrow Agent or incurred by the Escrow Agent not in bad faith and without gross negligence or willful misconduct arising from, related to or in connection with the performance of the duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter and losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willfull misconduct on its part.

8. Termination. Except for the provisions of Section 7, which shall survive this Agreement, this Agreement shall terminate upon the day on which all of the Escrow Funds are disbursed in full in accordance with this Agreement. The Escrow Agent shall be permitted to resign as Escrow Agent upon 60 days’ notice to the Trustee. Notwithstanding the foregoing, the Escrow Agent will continue to serve as Escrow Agent until a successor is appointed with the consent of the Depositor, such consent not to be unreasonably withheld.

9. Mailing Instructions, Etc. Instructions and other documents delivered under this Agreement shall be valid if (i) hand-delivered, (ii) sent by registered or certified mail, return receipt requested, (iii) sent by Federal Express or other reliable overnight courier service, or (iv) transmitted by facsimile.

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(a)	If to the Holder at:

Attn:
Facsimile ( )
Telephone ( )
(b)	If to the Trust, at:

Trust Series [ ]
c/o The Bank of New York Mellon
101 Barclay Street, Floor 7W
New York, NY 10286
	Attn:	Corporate Trust Dealing & Trading Group
Trust Series [ ]
Facsimile (212) 815-2850
Telephone (212) 815-2896
(c)	If to the Escrow Agent, at:

Attn:
Facsimile ( )
Telephone ( )

Each notice, demand, instruction or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made at such time as it is delivered to the addressee in the case of personal delivery or registered or certified mail, one (1) business day following delivery to the courier if sent by Federal Express or other reliable overnight courier or upon receipt of the telecopy if sent by telecopy, followed by a written confirmation within two (2) business days.

10. Trust Agreement; Defined Terms. Defined terms used herein shall have the respective meanings set forth in the Trust Agreement unless otherwise defined herein.

11. Binding. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

12. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York, and together with the rights and obligations of the parties hereunder, shall be construed and enforced in accordance with and governed by the laws of such state.

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13. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Captions. Any captions are solely for convenience of reference and shall not be used in construing or interpreting this Agreement.

15. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or oral agreements or understandings with respect thereto.

16. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Escrow Agent agrees that it shall not, until the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the termination of the Trust Series [      ] pursuant to the terms of Section 12 of the Series Supplement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

17. No Recourse. The Escrow Agent shall have no recourse to the Underlying Securities with respect to any fees owed to the Escrow Agent under Section 7 of this agreement. This Section 17 shall not be read as limiting any right the Escrow Agent may have to the Underlying Securities pursuant to any security, call right or other instrument, obligation or agreement the Trust may issue or enter into from time to time.

18. Miscellaneous.

(a) Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

(b) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(c) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

Trust Series [ ]

By:	THE BANK OF NEW YORK MELLON, solely in its capacity as Trustee under the Trust Agreement and not in its individual capacity

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Escrow Agent

By:
Name:
Title:

____________________, as Holder

By:
Name:
Title:

Form of Escrow Deposit Agreement